Exhibit 3.3

LIMITED LIABILITY COMPANY AGREEMENT
OF
FIRST EAGLE BDC, LLC

This Limited Liability Company Agreement (“Agreement”) of First Eagle BDC, LLC (the “Company”), effective as of August 20, 2018 (the “Effective Date”), is entered into by First Eagle Investment Management, LLC, a Delaware limited liability company, as the sole member of the Company (the “Member”).

WHEREAS, the Member agrees that the membership in and management of the Company shall be governed by the terms set forth herein;

NOW, THEREFORE, the Member agrees as follows:

1.                                      Formation.  The Company is formed as a Delaware limited liability company by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware pursuant to the Delaware Limited Liability Company Act, Title 6, Chapter 18 of the Delaware Code (the “Act”) on August 20, 2018.  David O’Connor is hereby designated as an “authorized person” within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company on behalf of the Company with the Secretary of State of the State of Delaware, which execution, delivery and filing are hereby authorized, approved, ratified and confirmed in all respects.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an “authorized person” ceased.

2.                                      Name.  The name of the Company is First Eagle BDC, LLC.

3.                                      Purpose.  The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act and to engage in any and all activities necessary or incidental thereto.

4.                                      Principal Office; Registered Agent.

(a)                                 Principal Office.  The location of the principal office of the Company shall be 1345 Avenue of the Americas, New York, NY 10105, or such other location as the Member may from time to time designate.

(b)                                 Registered Agent.  The registered agent of the Company for service of process in the State of Delaware and the registered office of the Company in the State of Delaware shall be that person and location reflected in the Certificate of Formation.  In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be, in the manner provided by law.

5.                                      Members.

(a)                                 Initial Member.  The name and the business, residence or mailing address of the Member are as follows:

Name	Address
First Eagle Investment Management, LLC	1345 Avenue of the Americas New York, NY 10105

(b)                                 Additional Members.  One or more additional members may be admitted to the Company with the consent of the Member.  Prior to the admission of any such additional members to the Company, the Member shall amend this Agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have such additional members.  Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as necessary.

(c)                                  Written Consent.  The Member may act by written consent.

6.                                      Management.

(a)                                 Board of Directors. Except as otherwise expressly allocated to the Member in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of one or more Directors elected by the Member (the “Board”).  The Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board.  The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice to all Directors.  The authorized number of Directors constituting the Board initially shall be one (1).  Each Director elected, designated or appointed by the Member shall hold office until a successor is elected and qualified or until such Director’s earlier death, resignation, expulsion or removal. Directors need not be Members.  “Director” means an individual elected to the Board by the Member, in his or her capacity as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.

(b)                                 Powers.  Except as otherwise expressly allocated to the Member in this Agreement, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise.  The Board shall have the authority to bind the Company, and no Director, Member or Officer acting alone shall have authority to bind the Company except as expressly set forth in, or authorized by the Board in accordance with, this Agreement.

(c)                                  Meeting of the Board of Directors. The Board may hold meetings, both regular and special, within or outside the State of Delaware.  Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings shall be held upon at least two (2) days notice by mail or at least twenty-four (24) hours notice delivered personally or by electronic mail, telephone or facsimile. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting whether before or after the meeting, or who attends the meeting without protesting, prior to its commencement, the lack of notice to such Director. Meetings of the Board may be held at any place which has been designated in the notice of the meeting or at such place as may be approved by the Board.

(d)                                           Quorum; Acts of the Board. At all meetings of the Board, two-thirds of the authorized number of Directors then constituting the Board shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if the members of the Board having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all members of the Board were present and voted, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board.

(e)                                            Electronic Communications. Members of the Board may participate in a meeting of the Board by means of telephone or video conference or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone or video conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)                                        Compensation of Directors and Officers. The Member shall have the authority to fix the compensation of Directors. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

(g)                                       Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board may be removed or expelled, with or without cause, at any time by the Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Member.

7.                                      Officers.

(a)                                 Election of Officers; Delegation of Authority.  The initial officers of the Company (the “Officers”) shall be designated by the Member and shall consist of a President, a Secretary and a Treasurer.  Any additional or successor Officers of the Company shall be chosen by the Board.  The Board may also choose additional Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents and assign any title to such Officers and agents as it shall deem necessary or advisable.  Such Officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.  The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Member. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board.  Any vacancy occurring in any office of the Company shall be filled by the Board.

(b)                                 President. The President shall have the general executive responsibility for the conduct of the business and affairs of the Company. He or she shall exercise such other powers, authority and responsibilities as the Board may determine. In the absence of or during the physical disability of the President, the Board shall designate an Officer who shall have and exercise the powers, authority and responsibilities of the President.

(c)                                  Secretary or Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and regular and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(d)                                 Treasurer or Assistant Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Company. The Treasurer shall receive and give receipts for moneys due and payable to the Company from any source whatsoever, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected by the Board. The Treasurer shall perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

(e)                                  Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business and the actions of the Officers taken in accordance with such powers shall bind the Company.

8.                                      Limited Liability; Exculpation; Indemnification; Fiduciary Duties.

(a)                                 Limited Liability.  To the fullest extent permitted under the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and none of the Member, any Director or any Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Director or Officer of the Company.

(b)                                 Exculpation; Indemnification.  Neither the Member nor any Director or Officer (each an “Indemnified Party”) shall be liable to the Company, or to any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s gross negligence or willful misconduct.  To the full extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 8(b) shall be provided out of and to the extent of Company assets only, and neither the Member nor any Director or Officer shall have personal liability on account thereof.  Expenses reasonably incurred by an Indemnified Party in defense or settlement of any claim that may be subject to a right of indemnification hereunder shall be advanced by the Company prior to the final disposition thereof.

(c)                                  Duties of Board and Officers.  Except to the extent otherwise modified herein, each Director and Officer shall have fiduciary duties identical to those of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.  No Director or Officer shall at any time serve as trustee in bankruptcy for any affiliate of the Company.

(d)                                 Duties of the Member.  In exercising the Member’s rights and performing the Member’s duties under this Agreement, to the fullest extent permitted by law, the Member shall have no duties to the Company or any other person otherwise bound by this Agreement other than those expressly set forth herein and no fiduciary duties to the Company or any other person otherwise bound by this Agreement.

9.                                      Term.  The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 13.

10.                               Initial Capital Contributions.  The Member hereby agrees to contribute to the Company such cash, property or services as determined by the Member.

11.                               Tax Status; Income and Deductions.

(a)                                 Tax Status.  As long as the Company has only one Member, it is the intention of the Company and the Member that the Company be treated as a disregarded entity for federal and all relevant state tax purposes, and neither the Company nor the Member shall take any action or make any election which is inconsistent with such tax treatment.  All provisions of this Agreement are to be construed so as to preserve the Company’s tax status as a disregarded entity.

(b)                                 Income and Deductions.  All items of income, gain, loss, deduction and credit of the Company (including, without limitation, items not subject to federal or state income tax) shall be treated for federal and all relevant state income tax purposes as items of income, gain, loss, deduction and credit of the Member.

12.                               Distributions.  Distributions shall be made to the Member at the times and in the amounts determined by the Member.

13.                               Dissolution; Liquidation.

(a)                                 The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under Section 18-801 of the Act, unless the Company’s existence is continued pursuant to the Act.

(b)                                 Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company.  During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue.

(c)                                  In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) thereafter, to the Member.

(d)                                 Upon the completion of the winding up of the Company, the Member shall file a Certificate of Cancellation in accordance with the Act.

14.                               Miscellaneous.

(a)                                 Amendments.  Amendments to this Agreement may be made only with the consent of the Member.

(b)                                 Governing Law.  This Agreement shall be governed by the laws of the State of Delaware.

(c)                                  Severability.  In the event that any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

(d)                                 Execution.  The signature of a party hereto transmitted by facsimile, in .PDF or other electronic means shall be deemed to be an original signature for any purpose.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Agreement to be effective as of the date first above written.

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:	/s/ David O’Connor
Name: David O’Connor
Title: General Counsel

[Signature Page to Limited Liability Company Agreement of First Eagle BDC, LLC]